EXHIBIT 16



                                     Arthur
                                    Andersen


October 28, 1997                                   Arthur Andersen LLP

Securities and Exchange Commission                 Suite 1400
Washington, D.C.  20549                            111 S.W. Columbia
                                                   Portland, OR 97201-5875
                                                   503 226 1331

Gentlemen:

We have read  section  (1) of Item 4  included  in the  attached  Form 8-K dated
October 26, 1997 of Louisiana-Pacific Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP